Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the "Agreement") by and between Sunny Lee Ryan ("Employee") and Biomea Fusion, Inc. (the "Company"), is made effective as of Employee's signature (the "Effective Date") with reference to the following facts:

A.	Employee is Executive Vice President of Finance pursuant to the terms of an Employment Agreement (the "Employment Agreement") dated August 12, 2020.
B.

In conjunction with her employment, Employee was issued certain equity awards as reflected in Exhibit A hereto (the "Equity Awards"), subject to the terms and conditions of applicable equity plan(s), notices of grant and equity award agreements (collectively, the "Equity Agreements").

C.

In conjunction with her employment, Employee executed a Proprietary Information and Inventions Assignment Agreement (the "Confidentiality Agreement") and Indemnification and Advancement Agreement dated May 4, 2021 (the "Indemnity Agreement").

D.	Employee's employment with the Company will end effective upon the Separation Date (as defined below).
E.	Employee and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, any amounts due and owing to the Employee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Separation Date. Employee's employment will end on July 31, 2021 (the “Separation Date”).  Contingent upon Employee’s signature of this Agreement no later than July 7, 2021, execution of the General Release of Claims (the “General Release”) attached as Exhibit B hereto no earlier than the Separation Date and no later than August 7, 2021, and allowing the General Release to become effective, the Company shall provide to Employee the payments and other consideration set forth in this Agreement.  Employee agrees that she is not otherwise entitled to the payments and other consideration of this Agreement.

2.Transition Period, Services and Compensation.

(a)Transition Period. During the period of time commencing on the Effective Date and ending on the Separation Date (the "Transition Period"), Employee shall remain an employee of the Company and shall retain her title and role as Executive Vice President of Finance.

(b)Transition Services.  Employee shall be available during the Transition Period to provide services to the Company consistent with Employee's duties and responsibilities as Executive Vice President of Finance (the "Transition Services"). During the Transition Period, Employee will work solely from home, unless requested to come into the office by the Company's President and COO, and will have contact regarding the Transition Services and all other Company business matters only with Employee's direct reports and the President and COO.

(c)Compensation. In exchange for the performance of the Transition Services, the Company shall continue to pay to Employee her base salary as in effect as of June 28, 2021 ("Base Salary"), in equal installments, in accordance with the Company's standard payroll practices. All payments made to Employee under this Section 2(c) will be reduced by the amount of applicable withholdings and deductions.

(d)Benefits. During the Transition Period, Employee shall remain eligible to participate in or accrue benefits under any Company benefit plan for which status as an employee of the Company is a condition of such participation or accrual, in accordance with the terms of the applicable plan.

(e)Protection of Information. Employee agrees that, during the Transition Period and thereafter, Employee will not, except for the purposes of performing the Transition Services, seek to obtain any confidential or proprietary information or materials of the Company.

3.Final Paycheck: Payment of Accrued Wages and Expenses: Equity Awards.

(a)Final Paycheck. On the Separation Date, the Company will pay Employee all accrued but unpaid base salary and all accrued and unused vacation or PTO earned through the Separation Date, subject to standard payroll deductions and withholdings. Employee is entitled to these payments regardless whether Employee executes this Agreement.

(b)Business Expenses. The Company shall reimburse Employee for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documenting such expenses. Employee is entitled to these reimbursements regardless whether Employee executes this Agreement.

(c)Equity Awards. Except as expressly provided herein, all equity awards issued to Employee shall be governed by the terms of the applicable Equity Agreements.

4.Severance Payment and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees to provide Employee the severance payments and benefits set forth below. All payments and benefits payable pursuant to this Section 4 are contingent upon (i) Employee's signature of the General Release no earlier than the Separation Date and no later than July 31, 2021, (ii) the General Release becoming irrevocable in accordance with its terms, and (iii) Employee's continued performance of all obligations under this Agreement and the Confidentiality Agreement.

(a)Severance Payment. On the first payroll period that follows by at least three (3) business days the Effective Date of the General Release, the Company shall pay to Employee twelve (12) months of Base Salary and bonus compensation at Employee's 2021 target, pro-rated for the number of days of Employee's employment in 2021 (totaling $493,333.33) (the "Severance Payment").  The Severance Payment shall be paid in a lump sum, and will be reduced by all applicable tax withholding.

(b)Healthcare Continuation Coverage. If Employee timely elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and applicable state law, as amended (together, "COBRA"), the Company shall directly pay the COBRA premiums for Employee and Employee's covered dependents through the earlier of (i) the twelve (12)-month anniversary of the last day of the month in which the Separation Date falls (or July 31, 2022) or (ii) the date on which Employee and/or Employee's covered dependents, if any, become eligible for healthcare coverage under another employer's plan(s); provided, that after the Company ceases to directly pay, Employee may, if eligible, elect to continue healthcare coverage at Employee's expense in accordance with the provisions of COBRA. Notwithstanding the foregoing, if the Company is unable to continue to cover Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Employee in substantially equal monthly installments. Employee acknowledges that she shall be solely responsible for all matters relating to Employee's continuation of coverage pursuant to COBRA, including, without limitation, Employee's election of such coverage and her timely payment of premiums.

(c)Equity Acceleration and Extension of Exercise Period.  The vesting in all equity awards issued to Employee shall be accelerated as of the Separation Date, such that Employee shall be vested in, or the Company's right of repurchase shall have expired with respect to, that number of shares as she would have held had her employment continued through the three (3) month anniversary of the Separation Date (October 31, 2021), as reflected on Exhibit A hereto.  The period for Employee to exercise any vested equity awards (including any vesting accelerated under this Agreement) is hereby extended through and including the date that is three (3) years from the Separation Date (July 31, 2024).

(d)Taxes. Employee understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Employee for the benefits provided to her by this Agreement beyond those withheld by the Company, Employee agrees to pay them herself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys' fees and costs, resulting from any failure by her to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Employee no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Employee's right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. The Company and Employee will execute any and all amendments to this Agreement, if any, as may be necessary to ensure compliance with or exemption from the distribution provisions of Section 409A of the Code in an effort to avoid or minimize, to the extent allowable by law, any tax (and any interest or penalties thereon) associated with Section 409A of the Code.

(e)Sole Separation Benefit. Employee acknowledges and agrees that the payments and benefits referenced in this Section 4 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement, and satisfy all obligations by the Company to Employee under the terms of the Employment Agreement and Severance Agreement.

5.Full Payment. Employee acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of her employment with the Company and the termination thereof. Employee further acknowledges that, other than the Indemnity Agreement, Equity Agreements (as amended herein), and the Confidentiality Agreement (except the non-disparagement provision therein), this Agreement shall supersede each agreement entered into between Employee and the Company regarding Employee's employment, including, without limitation, the Employment Agreement. Notwithstanding the foregoing, or anything contained in the Confidentiality Agreement or this Agreement, Employee acknowledges that she will not be held criminally or civilly liable for (a) the disclosure of confidential or proprietary information or trade secrets that is made in confidence to a government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) disclosure of confidential or proprietary information or trade secrets in a made in a complaint or other document filed in a lawsuit or other proceeding under seal or pursuant to court order.

6.Employee's Release of the Company. Employee understands that by agreeing to the release provided by this Section 6, Employee is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Employee signs this Agreement.

(a)Released Claims. On behalf of Employee and Employee's heirs, assigns, executors, administrators, trusts, spouse and estate, Employee hereby releases and forever discharges the "Releasees" hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Employee now has or may have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date Employee signs this Agreement, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Employee's hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VIl of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101, et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq.; the Civil Rights Act of 1866, and Civil Rights Act of 1991, 42 U.S.C. Section 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. Section 2601, et seq.; the False Claims Act , 31 U.S.C. Section 3729 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Section 201, et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. Section 1001, et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. Section 2101, et seq.; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code Section 12940, et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code Section 1197.5(a), et seq.; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Government Code Sections 12945.2 and 19702.3; California Labor Code Sections 1101, 1102; the California WARN Act, California Labor Code Section 1400 et. seq; California Labor Code Sections 1102.5(a) and (b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; Claims under the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees.

(b)Unreleased Claims. Notwithstanding the generality of the foregoing, Employee does not release (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims pursuant to the terms and conditions of COBRA; (iv) any other Claims that cannot be released as a matter of law; (v) Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company, and under the Indemnity Agreement; (vi) rights to any vested benefits under any stock, compensation or other employee benefit plan or agreement with the Company, and any rights Employee may have as a shareholder; (vii) any Claims that may arise after Employee's signature of this Agreement or for enforcement of this Agreement; (viii) Employee’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; and (ix) Employee’s right to bring to the attention of the Equal Employment Opportunity or California Department of Fair Employment and Housing claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that Employee does release the right to secure damages for any such alleged treatment.

(c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE

MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

7.Non-Disparagement, Transfer of Company Property, Confidentiality and Non-Solicitation.

(a)Non-Disparagement. Employee shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company, Thomas Butler, Ramses Erdtmann and Naomi Cretcher will not disparage, criticize or defame Employee or her character, traits, qualifications, skills, experience or job performance. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency, or shall prohibit Employee or any other person from communicating or cooperating with any government agency.  Employee will direct any requests for an employment reference or verification of her employment with Company to Naomi Cretcher (or her successor) and, in response to any such request, Ms. Cretcher (or her successor) shall provide only Employee’s dates of employment and last position held.  In the event of a breach of this provision by any applicable person(s), the non-breaching party shall be free to make any truthful statements such party, in its discretion, deems necessary or appropriate to attempt to refute or remedy the applicable breach.

(b)Transfer of Company Property. On the earlier of (i) the Separation Date or (ii) the Company's request, Employee shall turn over to the Company originals and all copies of files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company; provided, however, that Employee may retain copies of her own personnel, compensation, and equity grant records and related information. All Company equipment will be returned by Employee with all files and data stored thereon intact.

(c)Confidentiality. Employee reaffirms her obligations under the Confidentiality Agreement. Except as may be required by law, court order, subpoena or other legal process, or as necessary in any legal dispute between the parties, neither Employee, nor anyone else acting by, through, under or in concert with Employee will disclose to any individual or entity (other than Employee's legal or tax advisors or immediate family members) the terms of this Agreement. Nothing in this Section 7(c) shall prohibit Employee from testifying in any legal proceeding in which her testimony is compelled by law or court order or from communicating or cooperating with any government agency, and no breach of this provision shall occur due to any accurate, legally compelled testimony or due to Employee's accurate communication with, or disclosure of information or documents to, any government agency.

8.Employee Representations. Employee warrants and represents that (a) she has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on her behalf, she will immediately cause it to be withdrawn and dismissed, (b) she has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to her, except as provided in this Agreement, (c) she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject, and (e) upon the execution and delivery of this Agreement by the Company and Employee, this Agreement will be a valid and binding obligation of Employee, enforceable in accordance with its terms.

9.No Assignment by Employee. Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys' fees and costs. In the event of Employee's death, this Agreement shall inure to the benefit of Employee and Employee's executors, administrators, heirs, distributees, devisees, and legatees. None of Employee's rights or obligations may be assigned or transferred by Employee, other than Employee's rights to payments hereunder, which may be transferred only upon Employee's death by will or operation of law.

10.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions thereof or of any other state.

11.Miscellaneous. This Agreement, together with the Equity Agreements, Exhibits A and B hereto, the Confidentiality Agreement and the Indemnity Agreement, comprises the entire agreement between the parties with regard to the subject matters hereof and supersede, in their entirety, any other agreements between Employee and the Company with regard to the subject matter hereof, including the Employment Agreement. The Company and Employee acknowledge that the termination of the Employee's employment with the Company is intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations. Employee acknowledges that there are no other agreements, written, oral or implied, and that she may not rely on any prior negotiations, discussions, representations or agreements, with respect to the subject matter of this Agreement. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, and by facsimile, .pdf or other electronic means, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Company, Employee and their respective successors, heirs, permitted assigns, agents, and legal representatives. The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

13.Employee's Cooperation. After the Separation Date, Employee shall reasonably cooperate with the Company and its affiliates, upon the Company's reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee's duties and responsibilities to the Company during her employment with the Company (including, without limitation, Employee being reasonably available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents, if any, which are or may have come into Employee's possession during her employment and then-remain in her possession consistent with this Agreement); provided, however, that any such request by the Company after the Separation Date shall not be unduly burdensome or interfere with Employee's personal, business or employment schedule or obligations. Within 14 days of written request by Employee, Company will reimburse Employee for any out-of-pocket expenses incurred by Employee for travel or otherwise in complying with this paragraph.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

EMPLOYEE

Dated: July 7, 2021	/s/ Sunny Lee Ryan
Sunny Lee Ryan

BIOMEA FUSION, INC.

Dated: July 7, 2021	/s/ Thomas Butler
	Name:	Thomas Butler
	Title:	Chief Executive Officer

EXHIBIT A

SUMMARY OF EQUITY AWARDS

Grant Type	Grant Date	Number of Shares	ISO/NSO	Exercise Price	Post-Employment Exercise Period	Vested Shares*	Vested Shares with Acceleration**
Shares	12/18/20	58,114	NA	NA	NA	10,896	14,528
Option	1/8/21	52,306	ISO	$5.13688	Three Years	9,807	13,076
Option	2/22/21	78,154	ISO	$7.50226	Three Years	4,884	14,653

*Reflects shares vested as of the date hereof.

**Reflects shares vested as of the Separation Date, including accelerated vesting under this Agreement.

Exhibit B

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into by Sunny Lee Ryan (“Employee”), in favor of Biomea Fusion, Inc., together with subsidiaries, affiliates, predecessors and successors referred to collectively herein as the “Company.” Defined terms used herein without definition shall have the meanings given to them in the Employment Transition and Separation Agreement (as defined below).

1.Release of Claims.

a)Employee, on behalf of Employee and Employee’s executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of Employee’s employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date Employee signs this Release, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or Employee’s cessation of such employment or service, including, without limitation, any and all Claims that Employee may have against any of the Company Releasees with respect thereto whether pursuant to any contract or agreement, breach or alleged breach of fiduciary duty or otherwise, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq. (“ADEA”); Title VIl of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101, et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq.; the Civil Rights Act of 1866, and Civil Rights Act of 1991, 42 U.S.C. Section 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. Section 2601, et seq.; the False Claims Act , 31 U.S.C. Section 3729 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Section 201, et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. Section 1001, et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. Section 2101, et seq.; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code Section 12940, et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code Section 1197.5(a), et seq.; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Government Code Sections 12945.2 and 19702.3; California Labor Code Sections 1101, 1102; the California WARN Act, California Labor Code Section 1400 et. seq; California Labor Code Sections 1102.5(a) and (b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; Claims under the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees.

b)Notwithstanding the generality of the foregoing, Employee does not release (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims pursuant to the terms and conditions of COBRA or any similar state law; (iv) any other Claims that cannot be released as a matter of law; (v) Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company, and under the Indemnity Agreement; (vi) rights to any vested benefits under any stock, compensation or other employee benefit plan or agreement with the Company, and any rights Employee may have as a shareholder; (vii) any Claims that may arise after Employee's signature of this Agreement or for enforcement of the Separation Agreement; (viii) Employee’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; and (ix) Employee’s right to bring to the attention of the Equal Employment Opportunity or California Department of Fair Employment and Housing claims of discrimination, harassment, interference with leave rights, and retaliation; provided, however, that Employee does release the right to secure damages for any such alleged treatment.

c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, , IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(d)In accordance with the Older Workers Benefit Protection Act of 1990, Employee is informed of the following:

i.	Employee has the right to consult with an attorney before signing this agreement;
ii.	Employee has been given at least 21 (twenty-one) days, from the date upon which Employee first received this Release to consider it;
iii.

Employee has seven (7) days after signing this Release to revoke it, and this Release will not be effective, and Employee will not receive any of the benefits of Section 4 of the Separation and Transition Agreement dated July 7, 2021 (the "Separation Agreement"), until that revocation period has expired; and

iv.

Employee understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Release in writing.  Employee understands that this Release may not be revoked after the seven (7) day revocation period has passed.  Employee also understands that any revocation of this Release must be made in writing and delivered to Ramses Erdtmann (re@biomeafusion.com) no later than 5 p.m. Pacific on the 7th day following Employee’s signature of this Release.

(e)Employee understands that this Release shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after Employee’s execution of it (the “Effective Date”), so long as Employee has not revoked it within the time period and in the manner specified in clause (d)(iv)

above.  Employee further understands that Employee will not be entitled to any severance payments or benefits under Section 4 of the Separation Agreement unless Employee executes this Release, and any applicable revocation period hereunder shall have expired.

2.Employee’s Representations.  Employee represents and warrants that:

(a)Employee has returned to the Company all Company property in Employee’s possession;

(b)Employee is not owed wages, commissions, bonuses or other compensation, other than as set forth in the Separation Agreement;

(c)During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law; and

(d)Employee has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Employee do so in the future, except as specifically allowed by the Separation Agreement.

3.Severability.  In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

4.Interpretation; Construction.  The headings set forth in this Release are for convenience only and shall not be used in interpreting this Release.  Employee acknowledges that Employee has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release.  Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

5.Governing Law and Venue.  This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof or of any other state.

6.Entire Agreement.  This Release and the Separation Agreement and other agreements referenced therein constitute the entire agreement of the parties in respect of the subject matters contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral.  No waiver, amendment or modification of this Release will be effective under any circumstances whatsoever.

[signature page follows]

7.Miscellaneous.  Facsimile or pdf signatures shall have the same force and effectiveness as original signatures.

EMPLOYEE HAS READ THE FOREGOING RELEASE AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, EMPLOYEE HAS EXECUTED THIS RELEASE ON THE DATES SHOWN BELOW.

EMPLOYEE

Dated: July 31, 2021	/s/ Sunny Lee Ryan
Sunny Lee Ryan